Exhibit 4.26
                                                              Executed Original






                             SUPPLEMENTAL INDENTURE

                          Dated as of February 15, 1996


                                      among


                          CENTRAL MAINE POWER COMPANY,

                 THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE, and

             STATE STREET BANK AND TRUST COMPANY, SUCCESSOR TRUSTEE


                                       TO


                    GENERAL AND REFUNDING MORTGAGE INDENTURE

                     Dated as of April 15, 1976, as Amended






               Concerning the Succession of State Street Bank and

             Trust Company to the Trusteeship under the General and

                          Refunding Mortgage Indenture

                           CENTRAL MAINE POWER COMPANY
                             SUPPLEMENTAL INDENTURE
                          Dated as of February 15, 1996

                               TABLE OF CONTENTS


Parties.................................................................1
Recitals................................................................1
Consideration ..........................................................2



                                    ARTICLE I

                               TRUSTEE SUCCESSION

Section 1.01.  Resignation of Trustee...................................3
Section 1.02.  Appointment of Successor Trustee.........................3
Section 1.03.  Acceptance and Assurances by
                           Successor Trustee............................3
Section 1.04.              Confirmatory Assignment .....................4
Section 1.05.  Costs and Expenses ......................................4


         ARTICLE II

                            MISCELLANEOUS PROVISIONS

Section 2.01.  This Instrument Supplemental to the Indenture............4
Section 2.02.  Effect of Table of Contents and Headings.................4
Section 2.03.  Trust Indenture Act to Control...........................4
Section 2.04.  Counterparts.............................................4
TESTIMONIUM.............................................................5
SIGNATURES..............................................................5
ACKNOWLEDGMENTS.........................................................7

     THIS SUPPLEMENTAL INDENTURE, dated as of February 15, 1996, is among CENTRAL MAINE POWER COMPANY, a Maine corporation, with its principal office at 83 Edison Drive, Augusta, Maine 04336 (hereinafter generally referred to as the Company), THE FIRST NATIONAL BANK OF BOSTON, a national banking association, with its principal office at 100 Federal Street, Boston, Massachusetts 02110, as trustee under the General and Refunding Mortgage Indenture referred to in the first recital hereof (hereinafter generally referred to as the Trustee), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company, with its principal office at 225 Franklin Street, Boston, Massachusetts 02110 (hereinafter generally referred to as the Successor Trustee).

     WHEREAS, the Company has heretofore duly executed and delivered to the Trustee its General and Refunding Mortgage Indenture dated as of April 15, 1976 and Supplemental Indentures thereto dated respectively as of March 15, 1977, May 20, 1977, March 15, 1978, October 1, 1978, March 15, 1979, October 1, 1979,
March 15, 1980, March 15, 1981, April 15, 1981, September 17, 1981, November 15,
1981, March 15, 1982, March 15, 1983, April 15,  1983, March 15, 1984, September
1, 1984,  March 15,  1985,  March 15, 1986,  April 15,  1986,  October 15, 1986,
December 1, 1986, March 15, 1987, November 15, 1987, January 15, 1988, April 15,
1988, November 15,  1988, April 15,  1989, April 15,  1990,  December 10,  1990,
April 15, 1991, September 15, 1991, December 1, 1991, April 15, 1992, December 15, 1992, February 15, 1993, April 15, 1993, May 20, 1993, August 15, 1993,
November  1, 1993,  April 12,  1994,  April 20,  1994,  and April 15, 1995 (said
General and Refunding Mortgage Indenture being hereinafter generally referred to as the Original Indenture, and the Original Indenture together with all indentures stated to be supplemental thereto, including this Supplemental Indenture, being hereinafter generally referred to as the Indenture), to which this instrument is supplemental, whereby all the properties of the Company, whether then owned or thereafter acquired, with certain reservations, exceptions and exclusions fully set forth in the Indenture, were given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted, conveyed and confirmed to the Trustee, its successors and assigns, in trust upon the terms and conditions set forth therein, to secure bonds of the Company issued and to be issued thereunder, and for other purposes more particularly specified therein; and

     WHEREAS, the Company has issued, and there are outstanding under the Indenture, $22,500,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series N 8.50% Due 2001, $50,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series O 7 3/8% Due 1999, $75,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series P 7.66% Due 2000, $75,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series Q 7.05% Due 2008, $50,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series R 7 7/8% Due 2023, $60,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series S 6.03% Due 1998, $75,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series T 6.25% Due 1998 and $25,000,000 in aggregate principal amount of General and Refunding Mortgage Bonds, Series U 7.54% (Adjustable Rate) Due 1998; and

     WHEREAS, pursuant to a separate agreement between the Trustee and the Successor Trustee, the Trustee has agreed to sell, assign and transfer to the Successor Trustee substantially all of the Trustee's corporate trust business (said agreement and transaction being hereinafter generally referred to as the Transaction); and

     WHEREAS, the Transaction may not meet the precise terms of Section 16.20 of the Indenture, providing for automatic succession of the Successor Trustee to the trusteeship under the Indenture, and, accordingly, the succession must take the form of the resignation of the Trustee, and appointment of and acceptance by the Successor Trustee; and

     WHEREAS, pursuant to Section 17.01(f) of the Indenture, the Company and the Trustee may enter into an indenture supplemental to the Indenture to evidence the succession of a new trustee under the Indenture; and

     WHEREAS, upon the terms of this Supplemental Indenture, the Company is willing to take action to permit the succession of the Successor Trustee to the trusteeship under the Indenture; and

     WHEREAS, each of the parties hereto confirms to the others that its execution and delivery of this Supplemental Indenture and other necessary actions have been duly authorized by, or pursuant to authority granted by, its Board of Directors and have been duly approved to the extent required by law by the appropriate governmental authorities; and

     WHEREAS, all acts and things necessary to make this Supplemental Indenture when executed and delivered by each of the parties a valid, binding and legal obligation of such party have been done and performed.

     NOW, THEREFORE, in consideration of the premises, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in confirmation of and supplementing the Indenture, the parties hereby agree as follows:

                                    ARTICLE I

                               TRUSTEE SUCCESSION

Resignation of Trustee. Pursuant to Section 16.16 of the Indenture, the Trustee hereby resigns as trustee under the Indenture, effective at the opening of business on March 1, 1996. The Company acknowledges receipt of the written notice of resignation from the Trustee required under said Section 16.16. The Trustee confirms that it has taken action to publish notice of resignation in compliance with said Section 16.16. The Trustee covenants to and with the Company that all actions which have been and will be taken by the Trustee in connection with the succession of the trusteeship under the Indenture (including, without limitation, transfers of portions of the trust estate) have been and will be proper under the Indenture and fully protective of the respective interests of the Company and the holders of bonds issued and to be issued under the Indenture.

Appointment of Successor Trustee. Pursuant to Section 16.18 of the Indenture, and in reliance upon the agreements and assurances of the Trustee and Successor Trustee contained in this Supplemental Indenture, the Company hereby appoints the Successor Trustee as the new trustee under the Indenture. This appointment shall be effective upon the effectiveness of the resignation of the Trustee under the Indenture at the opening of business on March 1, 1996, and fully vests the Successor Trustee with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor in trust under the Indenture, with like effect as if originally named as trustee thereunder. The Company shall publish notice of such appointment in the manner provided in Section 16.16 of the Indenture.

Acceptance and Assurances by Successor Trustee. The Successor Trustee hereby accepts appointment as Successor Trustee under the Indenture, and assumes all rights, powers, duties and obligations of the trustee under the Indenture. In connection therewith, the Successor Trustee confirms its eligibility under
Section 16.01 of the Indenture and its qualification under Section 16.14 of the Indenture. All portions of the trust estate received by the Successor Trustee from the Trustee or the Company, either in the Successor Trustee's capacity as agent of the Trustee or by virtue of the Successor Trustee's acceptance of appointment hereunder and the conveyance made to it under Section 1.04 hereof, have been received and are held by the Successor Trustee in trust under the Indenture in full protection of the respective interests of the Company and the holders of bonds issued and to be issued under the Indenture.

     SECTION 1.04. Confirmatory Assignment. In order more certainly to vest and confirm the same in the Successor Trustee, the Trustee by these presents does give, grant, bargain, sell, transfer, assign, convey and confirm unto the Successor Trustee all the estates, properties, rights, powers, trusts, duties and obligations of the Trustee as trustee under the Indenture, effective at the opening of business on March 1, 1996.

Costs and Expenses. As between the Trustee and the Company, the Trustee hereby agrees to pay or reimburse the Company for payment of all costs and expenses relating to or arising out of the succession of the trusteeship under the Indenture, including, without limitation, reasonable legal fees and expenses, expenses of publication and documenting of the succession, expenses of necessary or appropriate filings in public records to evidence the succession, and any expenses incurred in the event of bondholder action to appoint a trustee to replace the Successor Trustee under Section 16.18 of the Indenture.


                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

This Instrument Supplemental to the Indenture. This instrument is expressly made supplemental to the Original Indenture as heretofore supplemented, and, except as otherwise provided herein, the use of terms and expressions herein is in accordance with the definitions and constructions contained in the Indenture. This Supplemental Indenture shall become void when the Indenture shall become void.

Effect of Table of Contents and Headings. The Table of Contents and headings of the different Articles and Sections of this Supplemental Indenture are inserted for convenience of reference, and are not to be taken to be any part of those provisions, or to control or affect the meaning, construction or effect of the same.

Trust Indenture Act to Control. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c), such imposed duties shall control.

Counterparts. This Supplemental Indenture may be simultaneously executed in any number of counterparts and on separate counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

     IN WITNESS WHEREOF, CENTRAL MAINE POWER COMPANY has caused this instrument to be duly executed in its name and behalf by one of its Vice Presidents, thereto duly authorized, and its corporate seal to be hereto affixed and attested by its Secretary; THE FIRST NATIONAL BANK OF BOSTON has caused this instrument to be duly executed in its name and behalf by one of its Authorized Officers, thereto duly authorized, and its corporate seal to be hereto affixed; and STATE STREET BANK and TRUST COMPANY has caused this instrument to be duly executed in its name and behalf by one of its Assistant Vice Presidents, thereto duly authorized, and its corporate seal to be hereto affixed--all as of the day and year first above written.



                                           CENTRAL MAINE POWER COMPANY



                                           By:      /s/ D. E. Marsh
                                                    Vice President



[CORPORATE SEAL]




ATTEST:



/s/ William M. Finn
Secretary





Signed, sealed and

delivered on behalf of
Central Maine Power
Company in the presence of:


/s/ Brenda L. Robbins









                                       -8-

                                       THE FIRST NATIONAL BANK OF
                                       BOSTON, TRUSTEE


                                       By /s/ Michael R. Garfield
                                       Authorized Officer


[CORPORATE SEAL]


Signed, sealed and
delivered on behalf of The
First National Bank of
Boston in the presence of:

/s/ Brian M. Baker




                                           STATE STREET BANK AND
                                           TRUST COMPANY, SUCCESSOR
                                           TRUSTEE


                                           By /s/ Eric J. Donaghey
                                              Assistant Vice President

[CORPORATE SEAL]


Signed, sealed and
delivered on behalf of
State Street Bank and
Trust Company in the
presence of:

/s/ Henry W. Seemore


STATE OF MAINE    )
                  )  ss.:
KENNEBEC,         )

     At Augusta, on this 28th day of February, 1996, before me, a Notary Public in and for the County of Kennebec and State of Maine, personally appeared D. E. Marsh, a Vice President of Central Maine Power Company, to me personally known, who executed the foregoing instrument on behalf of said corporation, and acknowledged the same to be his free act and deed in such capacity and the free act and deed of Central Maine Power Company.


(NOTARIAL SEAL)



                                          /s/ Karla E. Swasey


My Commission Expires:

April 1,2001




COMMONWEALTH OF MASSACHUSETTS       )
                                    )  ss.:
SUFFOLK,                            )

     At Boston, on this 27th day of February, 1996, before me, a Notary Public in and for the County of Suffolk and Commonwealth of Massachusetts, personally appeared Michael R. Garfield, an Authorized Officer of The First National Bank of Boston, to me personally known, who executed the foregoing instrument on behalf of said national banking association and acknowledged the same to be the free act and deed of such Authorized Officer in such capacity and the free act and deed of The First National Bank of Boston.

(NOTARIAL SEAL)


                                            /s/ Scott Knox

My Commission Expires:

July 12, 2002




COMMONWEALTH OF MASSACHUSETTS       )
                                    )  ss.:
SUFFOLK,                            )

     At Boston, on this 27th day of February, 1996, before me, a Notary Public in and for the County of Suffolk and Commonwealth of Massachusetts, personally appeared Eric J. Donaghey, an Assistant Vice President of State Street Bank and Trust Company, to me personally known, who executed the foregoing instrument on behalf of said trust company and acknowledged the same to be the free act and deed of such Assistant Vice President in such capacity and the free act and deed of State Street Bank and Trust Company.


(NOTARIAL SEAL)



                                        /s/ Scott Knox

My Commission Expires:


July 12, 2002




1        Not part of Supplemental Indenture.